THIRD MODIFICATION AND AMENDMENT

OF

TERM NOTE

THIS THIRD MODIFICATION AND AMENDMENT OF TERM NOTE (this “Modification”) is entered into as of the 17th day of March 2009, effective February 15, 2009, by and between PERMIAN LEGEND PETROLEUM, LP, a Texas limited partnership, whose address is 3327 West Wadley Avenue, Suite 3, No. 267 (the “Maker”); and AMERICAN STATE BANK, a Texas banking association, whose address is 620 North Grant, Odessa, Texas 79764-4797 (the “Bank”).

A.	Maker, as Borrower; Permian Legend, LLC, Lisa P. Hamilton, and Ronnie L. Steinocher, as Guarantors (collectively, the “Guarantors”); and the Bank, as Lender, have previously entered into that certain Loan Agreement, dated as of August 1, 2008, as modified and amended by that certain First Amendment to Loan Agreement, dated as of October 15, 2008, and as further amended by that certain Second Amendment to Loan Agreement, dated January 2, 2009 (as so amended, the “Existing Loan Agreement”).

B.	Pursuant to the terms of the Existing Loan Agreement, the Bank advanced to the Maker a term loan in the original principal amount of up to One Million Six Hundred Forty-Six Thousand Three Hundred and No/100 Dollars ($1,646,300.00) (the “Loan”). To evidence the Maker’s obligation under the Loan, the Maker executed in favor of the Bank that certain Term Note, also dated as of August 1, 2008, as modified and amended by that certain Modification and Amendment of Term Note, dated as of October 15, 2008, and as further amended by that certain Second Modification and Amendment of Term Note dated January 2, 2009, in the original face amount of One Million Six Hundred Forty-Six Thousand Three Hundred and No/100 Dollars ($1,646,300.00), (as so amended, the “Original Note”). The current principal balance outstanding under the Original Note is One Million Thirty-One Thousand Three Hundred Ten and Ninety-five/100 Dollars ($1,031,310.95)

C.	Maker, the Guarantors, and the Bank have now entered into that certain Third Amendment to Loan Agreement, dated as of March 17th, 2009, but effective February 15, 2009, (the “Third Amendment”). Pursuant to the terms of the Third Amendment, the parties to that instrument have agreed to extend the maturity date of the Original Note from February 15, 2009 (the “Existing Maturity Date”) to May 1, 2009 (the “Extended Maturity Date”).

D.	The Maker and the Bank have now agreed to execute this Modification in order to evidence their agreement to modify and amend the Existing Maturity Date to the Extended Maturity Date.

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the terms of the Original Note as follows:

1.	Definitions.

Unless otherwise specifically defined herein, all defined terms used in this Modification shall have their respective meanings set forth in the Original Note.

2. Amendments.

A.	Paragraph 2 of the Original Note is hereby amended by deleting it in its entirety and substituting the following:

2.	This Note is executed pursuant to the terms of that certain Loan Agreement, dated as of August 1, 2008, as amended under that certain First Amendment to Loan Agreement, dated as of October 15, 2008, that certain Second Amendment to Loan Agreement, dated as of January 2, 2009, and that certain Third Amendment to Loan Agreement, dated as of March 17, 2009, but effective February 15, 2009, by and among the Maker, the Guarantors, and the Bank (as so amended, the “Loan Agreement”).

B.	Paragraph 7 of the Original Note is hereby amended by deleting it in its entirety and substituting the following:

7.	The principal balance of this Note shall be payable in monthly installments of outstanding principal and interest in the amount of Eighteen Thousand and No/100 Dollars ($18,000.00) each, all of which will be due and payable on or before the first day of each and every month until all sums called for hereunder have been paid in full, beginning on March 1, 2009, said installments to be made until the final date of maturity, May 1, 2009, at which point all of the outstanding principal and accrued interest will be due and payable in full.

3. Effectiveness:

A.	Except to the extent specifically amended and supplemented hereby, all of the terms, conditions and provisions of the Original Note shall remain unmodified, and the Original Note, as amended and supplemented by this Modification, is confirmed as being in full force and effect.

B.	All references to the Original Note herein or in any other document or instrument between Maker and Bank shall hereinafter be construed to be references to the Original Note, as modified by this Modification (as so modified, the “Note”).

4. Counterparts:

This Modification may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument. In making proof of this Modification, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

5. Notice of Final Agreement:

THIS MODIFICATION AND AMENDMENT OF TERM NOTE AND THOSE INSTRUMENTS EXECUTED CONTEMPORANEOUSLY HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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IN WITNESS WHEREOF, the parties hereto have executed this Modification as of the date and year first above written.

MAKER:

PERMIAN LEGEND PETROLEUM LP,

A Texas Limited Partnership

By:Permian Legend, LLC General Partner
By: /s/ Lisa P. Hamilton—

Lisa P. Hamilton Manager
By: /s/ Ronnie L. Steinocher—

Ronnie L. Steinocher Manager
BANK:

AMERICAN STATE BANK

By:       /s/ Mike Marshall—
Mike Marshall
Executive Vice President

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